UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2009

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400,
Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

On March 24, 2009, the underwriters from our recent public equity offering (the “Offering”) exercised their option to purchase an additional one million shares of CIBER, Inc. (“CIBER”) common stock, par value $0.01 per share.  The price per share to the underwriters was $2.60 per share, and the shares were offered to the public at $2.75 per share.  The Offering was made under CIBER’s shelf registration statement on Form S-3, as amended (Registration No. 333-155663), including a base prospectus dated December 24, 2008, as supplemented by a prospectus supplement.  We will use the net proceeds from this stock sale to repay a portion of our revolving credit facility (the “Facility”) and such payment will also reduce the total amount available to us under the Facility.  CIBER issued a press release on March 24, 2009, related to the above transaction.  The full text of the press release is filed herewith as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated March 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date: March 24, 2009	By:	/s/ Peter H. Cheesbrough
Peter H. Cheesbrough
Chief Financial Officer, Executive Vice President
and Treasurer